UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2010 (March 5, 2010)

CHINA-BIOTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110733	98-0393071
(Commission File Number)	(IRS Employer Identification No.)
No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China
(Address of Principal Executive Offices)	(Zip Code)

(86 21) 5834 9748
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 5, 2010, China-Biotics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s executive offices at 5th Floor, Block 15-1, 999 Ningqiao Road, Jinqiao Export Processing Zone, Pudong, Shanghai, People’s Republic of China.

At the Annual Meeting, the stockholders elected Mr. Song Jinan, Dr. Chin Ji Wen, Dr. Du Wen Min and Mr. Simon Yick to serve as directors for terms expiring on the date of the Company’s 2010 Annual Meeting of Stockholders.  In addition, the stockholders ratified the appointment of BDO Limited as the Company’s independent auditors for the fiscal year ending March 31, 2010.

The following tables show the voting results of the Annual Meeting:

Election of Directors:	For	Withhold
Mr. Song Jinan	12,968,209	1,379,005
Dr. Chin Ji Wei	14,284,287	62,927
Dr. Du Wen Min	14,284,287	62,927
Mr. Simon Yick	14,280,539	66,675

Ratification of BDO Limited as the Company’s independent auditor for the fiscal year ending March 31, 2010:	For	Against	Abstain	Broker Non-Votes
	18,283,053	211,116	13,158	-

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1	Press release, dated March 10, 2010, announcing the voting results of the Annual Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China-Biotics, Inc.

Date: March 10, 2010	By:	/s/ Song Jinan
Song Jinan
Chief Executive Officer, President, Treasurer and Secretary